Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	April 21, 2025
FOR MORE INFORMATION CONTACT:
Timothy S. Crane, President & Chief Executive Officer
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record First Quarter 2025 Net Income

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced record quarterly net income of $189.0 million, or $2.69 per diluted common share, for the first quarter of 2025, compared to net income of $185.4 million, or $2.63 per diluted common share in the fourth quarter of 2024. Pre-tax, pre-provision income (non-GAAP) totaled a record $277.0 million, compared to $270.1 million for the fourth quarter of 2024.

Timothy S. Crane, President and Chief Executive Officer, commented, “Building on our record results in 2024, we are pleased with our strong start to the year. Our balanced business model supported disciplined loan growth, which was funded by robust deposit growth in the first quarter of 2025.”

Additionally, Mr. Crane noted, “Net interest margin in the first quarter increased by five basis points to 3.56% compared to the fourth quarter of 2024. The improvement in net interest margin was primarily attributed to decreased funding costs. The higher net interest margin and balance sheet growth supported record net interest income levels in the first quarter of 2025.”

Highlights of the first quarter of 2025:
Comparative information to the fourth quarter of 2024, unless otherwise noted

•Total loans increased by $653 million, or 6% annualized.
•Total deposits increased by approximately $1.1 billion, or 8% annualized.
•Total assets increased by $1.0 billion, or 6% annualized.
•Net interest income increased to $526.5 million in the first quarter of 2025, compared to $525.1 million in the fourth quarter of 2024, supported by improvement in net interest margin and balance sheet growth.
◦Net interest margin increased to 3.54% (3.56% on a fully taxable-equivalent basis, non-GAAP) during the first quarter of 2025.
•Non-interest income and non-interest expense were relatively stable in the first quarter of 2025. Notable impacts were:
◦Net gains on investment securities totaled $3.2 million.
◦Macatawa Bank acquisition-related costs were $2.7 million.
•Provision for credit losses totaled $24.0 million in the first quarter of 2025, as compared to a provision for credit losses of $17.0 million in the fourth quarter of 2024.
•Net charge-offs totaled $12.6 million, or 11 basis points of average total loans on an annualized basis, in the first quarter of 2025 compared to $15.9 million, or 13 basis points of average total loans on an annualized basis, in the fourth quarter of 2024.

Mr. Crane noted, “The Company exhibited disciplined and consistent loan growth, as loans increased by $653 million compared to the prior quarter, or 6% on an annualized basis. Loan pipelines are strong and we remain prudent in our review of credit opportunities, ensuring our loan growth adheres to our conservative credit standards. Strong deposit growth of $1.1 billion, or 8% on an annualized basis, in the first quarter of 2025 outpaced loan growth, which resulted in our loans-to-deposits ratio ending the quarter at 90.9%. Non-interest bearing deposits totaled $11.2 billion and comprised 21% of total deposits at the end of the first quarter of 2025. We continue to leverage our enviable market positioning to generate deposits, grow loans and expand our franchise value.”

Commenting on credit quality, Mr. Crane stated, “Prudent credit management, involving in-depth reviews of the portfolio, has led to positive outcomes by proactively identifying and resolving problem credits in a timely fashion. We continue to be conservative, diversified, and maintain our consistently strong credit standards. We believe the Company’s reserves are appropriate and we remain committed to maintaining credit quality as evidenced by our improved net charge-offs, stable levels of non-performing loans and our core loan allowance for credit losses of 1.37%.”

In summary, Mr. Crane concluded, “Overall, we are proud of our first quarter results and believe we are well-positioned to continue our strong momentum as we navigate the macroeconomic uncertainty in 2025. The first quarter results highlighted the quality of our core deposit franchise and multifaceted nature of our business model, which uniquely positions us to be successful. Anticipated solid loan growth in the second quarter, combined with a stable net interest margin should result in higher levels of net interest income in the second quarter of 2025. Increasing our long-term franchise value and net interest income, coupled with disciplined expense control and maintaining our conservative credit standards, remain our focus in 2025.”

* * *

The graphs shown on pages 3-7 illustrate certain financial highlights of the first quarter of 2025 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 17 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income
$ in Millions
$220
$200
$180
$160
$140
$120
$100
$80
$60
$40
$187.3
$152.4
$170.0
$185.4
$189.0
Q1 2024*
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Pre-tax income, excluding provision for credit losses (non-GAAP)
$ in Millions
$300
$280
$260
$240
$220
$200
$180
$160
$140
$120
$100
$271.6
$251.4
$255.0
$270.1
$277.0
Q1 2024*
Q2 2024
Q3 2024
Q4 2024
Q1 2025

*The first quarter of 2024 includes FDIC special assessment of $5.2 million and net gain on sale of RBA of $19.3 million

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q1 2025 compared to Q4 2024
$ in Millions
$300
$280
$260
$240
$220
$200
$180
$160
$270.1
$1.3
$(4.7)
$6.0
$1.9
$0.8
$2.3
$(0.7)
$277.0
Q4 2024
Net Interest Income
Wealth Management Revenue
Gains on available-for-sale securities, net
All Other Non-Interest Income
Advertising and Marketing
Professional Fees
All Other Non-Interest Expense
Q1 2025

Net Interest Income and Net Interest Margin ("NIM")
$ in Millions
$550
$500
$450
$400
$350
$300
$250
$200
$150
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
$464.2
$470.6
$502.6
$525.1
$526.5
3.59%
3.52%
3.51%
3.51%
3.56%
3.57%
3.50%
3.49%
3.49%
3.54%
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
NIM (GAAP)
NIM, fully taxable-equivalent (non-GAAP)
Net Interest Income

Total Assets
$68.0
$66.0
$64.0
$62.0
$60.0
$58.0
$56.0
$54.0
$52.0
$ in Billions
$57.6
$59.8
$63.8
$64.9
$65.9
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Total Loans
$ in Billions
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$38.0
$36.0
$34.0
$43.2
$44.7
$47.1
$48.1
$48.7
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Total Deposits
$ in Billions
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$38.0
$46.5
$48.0
$51.4
$52.5
$53.6
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Total Shareholders' Equity
$ in Billions
$7.0
$6.5
$6.0
$5.5
$5.0
$4.5
$4.0
$5.4
$5.5
$6.4
$6.3
$6.6
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Non-Performing Assets as a percentage of Total Assets
1.00%
0.75%
0.50%
0.25%
0.00%
0.28%
0.32%
0.30%
0.30%
0.30%
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Annualized Quarterly Net Charge-Offs as a percentage of Average Total Loans
1.00%
0.75%
0.50%
0.25%
0.00%
0.21%
0.28%
0.23%
0.13%
0.11%
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

SUMMARY OF RESULTS:

BALANCE SHEET

Total assets increased $1.0 billion in the first quarter of 2025 as compared to the fourth quarter of 2024. Total loans increased by $653.4 million as compared to the fourth quarter of 2024. The increase in loans was primarily driven by growth in the commercial and premium finance life insurance loan portfolios.

Total liabilities increased by $734.2 million in the first quarter of 2025 as compared to the fourth quarter of 2024, driven by a $1.1 billion increase in total deposits. Robust organic deposit growth in the first quarter of 2025 was driven by our diverse deposit product offerings. Non-interest bearing deposits as a percentage of total deposits were 21% at March 31, 2025, relatively stable compared to recent quarters. The Company's loans-to-deposits ratio ended the quarter at 90.9%.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Table 1 through Table 3 in this report.

NET INTEREST INCOME

For the first quarter of 2025, net interest income totaled $526.5 million, an increase of $1.3 million as compared to the fourth quarter of 2024, primarily due to improvement in net interest margin and growth in the balance sheet, partially offset by two fewer calendar days in the quarter.

Net interest margin increased to 3.54% (3.56% on a fully taxable-equivalent basis, non-GAAP) during the first quarter of 2025, up five basis points compared to the fourth quarter of 2024. The yield on earning assets declined 11 basis points during the first quarter of 2025 primarily due to a 15 basis point decrease in loan yields. The net free funds contribution declined six basis points compared to the fourth quarter of 2024. These declines were more than offset by a 22 basis point reduction in funding cost, primarily due to a 23 basis point decline in the rate paid on interest-bearing deposits, compared to the fourth quarter of 2024.

For more information regarding net interest income, see Table 4 through Table 7 in this report.

ASSET QUALITY

The allowance for credit losses totaled $448.4 million as of March 31, 2025, an increase from $437.1 million as of December 31, 2024. A provision for credit losses totaling $24.0 million was recorded for the first quarter of 2025 as compared to $17.0 million recorded in the fourth quarter of 2024. The higher provision for credit losses recognized in the first quarter of 2025 is primarily attributable to impacts related to the macroeconomic outlook. Future economic performance remains uncertain, thus downside risks to the baseline scenario, including widening credit spreads and lower valuations in financial markets, were considered to derive a qualitative addition to the provision for the first quarter of 2025. For more information regarding the allowance for credit losses and provision for credit losses, see Table 10 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Company is required to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of March 31, 2025, December 31, 2024, and September 30, 2024 is shown on Table 11 of this report.

Net charge-offs totaled $12.6 million in the first quarter of 2025, a decrease of $3.3 million as compared to $15.9 million of net charge-offs in the fourth quarter of 2024. Net charge-offs as a percentage of average total loans were 11 basis points in the first quarter of 2025 on an annualized basis, compared to 13 basis points on an annualized basis in the fourth quarter of 2024. For more information regarding net charge-offs, see Table 9 in this report.

The Company’s delinquency rates remain low and manageable. For more information regarding past due loans, see Table 12 in this report.

Non-performing assets and non-performing loans have remained relatively stable compared to prior quarters. Non-performing assets totaled $195.0 million and comprised 0.30% of total assets as of March 31, 2025, as compared to $193.9 million, or 0.30% of total assets, as of December 31, 2024. Non-performing loans totaled $172.4 million and comprised 0.35% of total loans at March 31, 2025, as compared to $170.8 million and 0.36% of total loans at December 31, 2024. For more information regarding non-performing assets, see Table 13 in this report.

NON-INTEREST INCOME

Non-interest income totaled $116.6 million in the first quarter of 2025, increasing $3.2 million, as compared to $113.5 million in the fourth quarter of 2024.

Wealth management revenue decreased by $4.7 million in the first quarter of 2025, as compared to the fourth quarter of 2024. Revenue in the first quarter of 2025 was impacted by the transition of systems and support for brokerage and certain private client business to a new third party in the current quarter, as well as lower assets under management due to lower market valuations. The reduction in revenue was driven by anticipated slowdown in activity from the transition, market conditions, and certain offsets to expenses. Wealth management revenue is comprised of the trust and asset management revenue of Wintrust Private Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue totaling $20.5 million in the first quarter of 2025 was essentially unchanged compared to the fourth quarter of 2024. For more information regarding mortgage banking revenue, see Table 15 in this report.

The Company recognized $19.4 million in service charges on deposit accounts in the first quarter of 2025, as compared to $18.9 million in the fourth quarter of 2024. The $0.5 million increase in the first quarter of 2025 was primarily due to increased commercial account fees.

The Company recognized $3.2 million in net gains on investment securities in the first quarter of 2025 as compared to $2.8 million in net losses in the fourth quarter of 2024. The net gains in the first quarter of 2025 were primarily the result of unrealized gains on the Company’s equity investment securities with a readily determinable fair value.

For more information regarding non-interest income, see Table 14 in this report.

NON-INTEREST EXPENSE

Non-interest expenses totaled $366.1 million in the first quarter of 2025, decreasing $2.4 million as compared to $368.5 million in the fourth quarter of 2024.

Salaries and employee benefits expense decreased by $0.6 million in the first quarter of 2025 as compared to the fourth quarter of 2024. This was primarily driven by decreased commissions and incentives compensation expense related to lower mortgage originations and wealth management revenue in the quarter partially offset by higher salaries expense which can be attributed to annual merit increases taking effect in the first quarter of the year.

Advertising and marketing expenses in the first quarter of 2025 totaled $12.3 million, which was a $0.8 million decrease as compared to the fourth quarter of 2024. The reduction in the first quarter is primarily due to timing of marketing campaigns, sponsorship arrangements and other investments.

Professional fees expense totaled $9.0 million in the first quarter of 2025, resulting in a decrease of $2.3 million as compared to the fourth quarter of 2024. The decrease in the current quarter relates primarily to decreased fees on consulting services. Professional fees include legal, audit, and tax fees, external loan review costs, consulting arrangements and normal regulatory exam assessments.

Travel and entertainment expense totaled $5.3 million in the first quarter of 2025 which decreased $2.9 million as compared to the fourth quarter of 2024. The decrease is primarily due to seasonal corporate events that occur during the fourth quarter.

The Macatawa Bank acquisition related costs were $2.7 million in the first quarter of 2025, primarily driven by consulting expenses, employee retention and severance costs, and contracted resource costs.

For more information regarding non-interest expense, see Table 16 in this report.

INCOME TAXES

The Company recorded income tax expense of $64.0 million in the first quarter compared to $67.7 million in the fourth quarter of 2024. The effective tax rates were 25.30% in the first quarter of 2025 compared to 26.76% in the fourth quarter of 2024. The effective tax rates were partially impacted by the tax effects related to share-based compensation, which fluctuate based on the Company’s stock price and timing of employee stock option exercises and vesting of other share-based awards. The Company recorded net excess tax benefits of $3.7 million in the first quarter of 2025, compared to excess tax benefits of $50,000 in the fourth quarter of 2024 related to share-based compensation.

BUSINESS SUMMARY

Community Banking

Through community banking, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the first quarter of 2025, community banking increased its commercial, commercial real estate and residential real estate loan portfolios.

Mortgage banking revenue was $20.5 million for both the first quarter of 2025, and the fourth quarter of 2024. See Table 15 for more detail. Service charges on deposit accounts totaled $19.4 million in the first quarter of 2025 as compared to $18.9 million in the fourth quarter of 2024. The Company’s gross commercial and commercial real estate loan pipelines remained solid as of March 31, 2025 indicating momentum for expected continued loan growth in the second quarter of 2025.

Specialty Finance

Through specialty finance, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolios were $4.8 billion during the first quarter of 2025. Average balances increased by $213.4 million, as compared to the fourth quarter of 2024. The Company’s leasing divisions’ portfolio balances increased in the first quarter of 2025, with capital leases, loans, and equipment on operating leases of $2.7 billion, $1.1 billion, and $280.5 million as of March 31, 2025 respectively, as compared to $2.5 billion, $1.1 billion, and $278.3 million as of December 31, 2024, respectively. Revenues from the Company’s out-sourced administrative services business were $1.4 million in the first quarter of 2025, which was relatively stable compared to the fourth quarter of 2024.

Wealth Management

Through wealth management, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, and securities brokerage services. See “Items Impacting Comparative Results,” regarding the sale of the Company’s Retirement Benefits Advisors (“RBA”) division during the first quarter of 2024. Wealth management revenue totaled $34.0 million in the first quarter of 2025, down slightly as compared to the fourth quarter of 2024. At March 31, 2025, the Company’s wealth management subsidiaries had approximately $51.1 billion of assets under administration, which included $8.4 billion of assets owned by the Company and its subsidiary banks.

ITEMS IMPACTING COMPARATIVE FINANCIAL RESULTS

Business Combination

On August 1, 2024, the Company completed its previously announced acquisition of Macatawa, the parent company of Macatawa Bank. In conjunction with the completed acquisition, the Company issued approximately 4.7 million shares of common stock. Macatawa operates 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties in the state of Michigan. Macatawa offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities. As of August 1, 2024, Macatawa had fair values of approximately $2.9 billion in assets, $2.3 billion in deposits and $1.3 billion in loans. As of March 31, 2025, the Company recorded goodwill of approximately $142.1 million on the purchase.

Division Sale

In the first quarter of 2024, the Company sold its RBA division and recorded a net gain of approximately $19.3 million ($20.0 million in other non-interest income from the sale, offset by $0.7 million in commissions/incentive compensation expense).

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the first quarter of 2025, as compared to the fourth quarter of 2024 (sequential quarter) and first quarter of 2024 (linked quarter), are shown in the table below:

				% or (1) basis point (bp) change from 4th Quarter 2024		% or basis point (bp) change from 1st Quarter 2024
	Three Months Ended
(Dollars in thousands, except per share data)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Net income	$189,039	$185,362	$187,294	2%		1%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	277,018	270,060	271,629	3		2
Net income per common share – Diluted	2.69	2.63	2.89	2		(7)
Cash dividends declared per common share	0.50	0.45	0.45	11		11
Net revenue (3)	643,108	638,599	604,774	1		6
Net interest income	526,474	525,148	464,194	0		13
Net interest margin	3.54%	3.49%	3.57%	5	bps	(3) bps
Net interest margin – fully taxable-equivalent (non-GAAP) (2)	3.56	3.51	3.59	5		(3)
Net overhead ratio (4)	1.58	1.60	1.39	(2)		19
Return on average assets	1.20	1.16	1.35	4		(15)
Return on average common equity	12.21	11.82	14.42	39		(221)
Return on average tangible common equity (non-GAAP) (2)	14.72	14.29	16.75	43		(203)
At end of period
Total assets	$65,870,066	$64,879,668	$57,576,933	6%		14%
Total loans (5)	48,708,390	48,055,037	43,230,706	6		13
Total deposits	53,570,038	52,512,349	46,448,858	8		15
Total shareholders’ equity	6,600,537	6,344,297	5,436,400	16		21
(1)Period-end balance sheet percentage changes are annualized.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended
(Dollars in thousands, except per share data)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Selected Financial Condition Data (at end of period):
Total assets	$65,870,066	$64,879,668	$63,788,424	$59,781,516	$57,576,933
Total loans (1)	48,708,390	48,055,037	47,067,447	44,675,531	43,230,706
Total deposits	53,570,038	52,512,349	51,404,966	48,049,026	46,448,858
Total shareholders’ equity	6,600,537	6,344,297	6,399,714	5,536,628	5,436,400
Selected Statements of Income Data:
Net interest income	$526,474	$525,148	$502,583	$470,610	$464,194
Net revenue (2)	643,108	638,599	615,730	591,757	604,774
Net income	189,039	185,362	170,001	152,388	187,294
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	277,018	270,060	255,043	251,404	271,629
Net income per common share – Basic	2.73	2.68	2.51	2.35	2.93
Net income per common share – Diluted	2.69	2.63	2.47	2.32	2.89
Cash dividends declared per common share	0.50	0.45	0.45	0.45	0.45
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.54%	3.49%	3.49%	3.50%	3.57%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.56	3.51	3.51	3.52	3.59
Non-interest income to average assets	0.74	0.71	0.74	0.85	1.02
Non-interest expense to average assets	2.32	2.31	2.36	2.38	2.41
Net overhead ratio (4)	1.58	1.60	1.62	1.53	1.39
Return on average assets	1.20	1.16	1.11	1.07	1.35
Return on average common equity	12.21	11.82	11.63	11.61	14.42
Return on average tangible common equity (non-GAAP) (3)	14.72	14.29	13.92	13.49	16.75
Average total assets	$64,107,042	$63,594,105	$60,915,283	$57,493,184	$55,602,695
Average total shareholders’ equity	6,460,941	6,418,403	5,990,429	5,450,173	5,440,457
Average loans to average deposits ratio	92.3%	91.9%	93.8%	95.1%	94.5%
Period-end loans to deposits ratio	90.9	91.5	91.6	93.0	93.1
Common Share Data at end of period:
Market price per common share	$112.46	$124.71	$108.53	$98.56	$104.39
Book value per common share	92.47	89.21	90.06	82.97	81.38
Tangible book value per common share (non-GAAP) (3)	78.83	75.39	76.15	72.01	70.40
Common shares outstanding	66,919,325	66,495,227	66,481,543	61,760,139	61,736,715
Other Data at end of period:
Common equity to assets ratio	9.4%	9.1%	9.4%	8.6%	8.7%
Tangible common equity ratio (non-GAAP) (3)	8.1	7.8	8.1	7.5	7.6
Tier 1 leverage ratio (5)	9.6	9.4	9.6	9.3	9.4
Risk-based capital ratios:
Tier 1 capital ratio (5)	10.8	10.7	10.6	10.3	10.3
Common equity tier 1 capital ratio (5)	10.1	9.9	9.8	9.5	9.5
Total capital ratio (5)	12.5	12.3	12.2	12.1	12.2
Allowance for credit losses (6)	$448,387	$437,060	$436,193	$437,560	$427,504
Allowance for loan and unfunded lending-related commitment losses to total loans	0.92%	0.91%	0.93%	0.98%	0.99%
Number of:
Bank subsidiaries	16	16	16	15	15
Banking offices	208	205	203	177	176
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income plus non-interest income.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2025	2024	2024	2024	2024
Assets
Cash and due from banks	$616,216	$452,017	$725,465	$415,462	$379,825
Federal funds sold and securities purchased under resale agreements	63	6,519	5,663	62	61
Interest-bearing deposits with banks	4,238,237	4,409,753	3,648,117	2,824,314	2,131,077
Available-for-sale securities, at fair value	4,220,305	4,141,482	3,912,232	4,329,957	4,387,598
Held-to-maturity securities, at amortized cost	3,564,490	3,613,263	3,677,420	3,755,924	3,810,015
Trading account securities	—	4,072	3,472	4,134	2,184
Equity securities with readily determinable fair value	270,442	215,412	125,310	112,173	119,777
Federal Home Loan Bank and Federal Reserve Bank stock	281,893	281,407	266,908	256,495	224,657
Brokerage customer receivables	—	18,102	16,662	13,682	13,382
Mortgage loans held-for-sale, at fair value	316,804	331,261	461,067	411,851	339,884
Loans, net of unearned income	48,708,390	48,055,037	47,067,447	44,675,531	43,230,706
Allowance for loan losses	(378,207)	(364,017)	(360,279)	(363,719)	(348,612)
Net loans	48,330,183	47,691,020	46,707,168	44,311,812	42,882,094
Premises, software and equipment, net	776,679	779,130	772,002	722,295	744,769
Lease investments, net	280,472	278,264	270,171	275,459	283,557
Accrued interest receivable and other assets	1,598,255	1,739,334	1,721,090	1,671,334	1,580,142
Trade date securities receivable	463,023	—	551,031	—	—
Goodwill	796,932	796,942	800,780	655,955	656,181
Other acquisition-related intangible assets	116,072	121,690	123,866	20,607	21,730
Total assets	$65,870,066	$64,879,668	$63,788,424	$59,781,516	$57,576,933
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$11,201,859	$11,410,018	$10,739,132	$10,031,440	$9,908,183
Interest-bearing	42,368,179	41,102,331	40,665,834	38,017,586	36,540,675
Total deposits	53,570,038	52,512,349	51,404,966	48,049,026	46,448,858
Federal Home Loan Bank advances	3,151,309	3,151,309	3,171,309	3,176,309	2,676,751
Other borrowings	529,269	534,803	647,043	606,579	575,408
Subordinated notes	298,360	298,283	298,188	298,113	437,965
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Accrued interest payable and other liabilities	1,466,987	1,785,061	1,613,638	1,861,295	1,747,985
Total liabilities	59,269,529	58,535,371	57,388,710	54,244,888	52,140,533
Shareholders’ Equity:
Preferred stock	412,500	412,500	412,500	412,500	412,500
Common stock	67,007	66,560	66,546	61,825	61,798
Surplus	2,494,347	2,482,561	2,470,228	1,964,645	1,954,532
Treasury stock	(9,156)	(6,153)	(6,098)	(5,760)	(5,757)
Retained earnings	4,045,854	3,897,164	3,748,715	3,615,616	3,498,475
Accumulated other comprehensive loss	(410,015)	(508,335)	(292,177)	(512,198)	(485,148)
Total shareholders’ equity	6,600,537	6,344,297	6,399,714	5,536,628	5,436,400
Total liabilities and shareholders’ equity	$65,870,066	$64,879,668	$63,788,424	$59,781,516	$57,576,933

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
(Dollars in thousands, except per share data)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Interest income
Interest and fees on loans	$768,362	$789,038	$794,163	$749,812	$710,341
Mortgage loans held-for-sale	4,246	5,623	6,233	5,434	4,146
Interest-bearing deposits with banks	36,766	46,256	32,608	19,731	16,658
Federal funds sold and securities purchased under resale agreements	179	53	277	17	19
Investment securities	72,016	67,066	69,592	69,779	69,678
Trading account securities	11	6	11	13	18
Federal Home Loan Bank and Federal Reserve Bank stock	5,307	5,157	5,451	4,974	4,478
Brokerage customer receivables	78	302	269	219	175
Total interest income	886,965	913,501	908,604	849,979	805,513
Interest expense
Interest on deposits	320,233	346,388	362,019	335,703	299,532
Interest on Federal Home Loan Bank advances	25,441	26,050	26,254	24,797	22,048
Interest on other borrowings	6,792	7,519	9,013	8,700	9,248
Interest on subordinated notes	3,714	3,733	3,712	5,185	5,487
Interest on junior subordinated debentures	4,311	4,663	5,023	4,984	5,004
Total interest expense	360,491	388,353	406,021	379,369	341,319
Net interest income	526,474	525,148	502,583	470,610	464,194
Provision for credit losses	23,963	16,979	22,334	40,061	21,673
Net interest income after provision for credit losses	502,511	508,169	480,249	430,549	442,521
Non-interest income
Wealth management	34,042	38,775	37,224	35,413	34,815
Mortgage banking	20,529	20,452	15,974	29,124	27,663
Service charges on deposit accounts	19,362	18,864	16,430	15,546	14,811
Gains (losses) on investment securities, net	3,196	(2,835)	3,189	(4,282)	1,326
Fees from covered call options	3,446	2,305	988	2,056	4,847
Trading (losses) gains, net	(64)	(113)	(130)	70	677
Operating lease income, net	15,287	15,327	15,335	13,938	14,110
Other	20,836	20,676	24,137	29,282	42,331
Total non-interest income	116,634	113,451	113,147	121,147	140,580
Non-interest expense
Salaries and employee benefits	211,526	212,133	211,261	198,541	195,173
Software and equipment	34,717	34,258	31,574	29,231	27,731
Operating lease equipment	10,471	10,263	10,518	10,834	10,683
Occupancy, net	20,778	20,597	19,945	19,585	19,086
Data processing	11,274	10,957	9,984	9,503	9,292
Advertising and marketing	12,272	13,097	18,239	17,436	13,040
Professional fees	9,044	11,334	9,783	9,967	9,553
Amortization of other acquisition-related intangible assets	5,618	5,773	4,042	1,122	1,158
FDIC insurance	10,926	10,640	10,512	10,429	14,537
OREO expenses, net	643	397	(938)	(259)	392
Other	38,821	39,090	35,767	33,964	32,500
Total non-interest expense	366,090	368,539	360,687	340,353	333,145
Income before taxes	253,055	253,081	232,709	211,343	249,956
Income tax expense	64,016	67,719	62,708	58,955	62,662
Net income	$189,039	$185,362	$170,001	$152,388	$187,294
Preferred stock dividends	6,991	6,991	6,991	6,991	6,991
Net income applicable to common shares	$182,048	$178,371	$163,010	$145,397	$180,303
Net income per common share - Basic	$2.73	$2.68	$2.51	$2.35	$2.93
Net income per common share - Diluted	$2.69	$2.63	$2.47	$2.32	$2.89
Cash dividends declared per common share	$0.50	$0.45	$0.45	$0.45	$0.45
Weighted average common shares outstanding	66,726	66,491	64,888	61,839	61,481
Dilutive potential common shares	923	1,233	1,053	926	928
Average common shares and dilutive common shares	67,649	67,724	65,941	62,765	62,409

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2024 (1)	Mar 31, 2024
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$181,580	$189,774	$314,693	$281,103	$193,064	(18)%	(6)%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	135,224	141,487	146,374	130,748	146,820	(18)	(8)
Total mortgage loans held-for-sale	$316,804	$331,261	$461,067	$411,851	$339,884	(18)%	(7)%

Core loans:
Commercial
Commercial and industrial	$6,871,206	$6,867,422	$6,774,683	$6,236,290	$6,117,004	0%	12%
Asset-based lending	1,701,962	1,611,001	1,709,685	1,465,867	1,355,255	23	26
Municipal	798,646	826,653	827,125	747,357	721,526	(14)	11
Leases	2,680,943	2,537,325	2,443,721	2,439,128	2,344,295	23	14
Commercial real estate
Residential construction	55,849	48,617	73,088	55,019	57,558	60	(3)
Commercial construction	2,086,797	2,065,775	1,984,240	1,866,701	1,748,607	4	19
Land	306,235	319,689	346,362	338,831	344,149	(17)	(11)
Office	1,641,555	1,656,109	1,675,286	1,585,312	1,566,748	(4)	5
Industrial	2,677,555	2,628,576	2,527,932	2,307,455	2,190,200	8	22
Retail	1,402,837	1,374,655	1,404,586	1,365,753	1,366,415	8	3
Multi-family	3,091,314	3,125,505	3,193,339	2,988,940	2,922,432	(4)	6
Mixed use and other	1,652,759	1,685,018	1,588,584	1,439,186	1,437,328	(8)	15
Home equity	455,683	445,028	427,043	356,313	340,349	10	34
Residential real estate
Residential real estate loans for investment	3,561,417	3,456,009	3,252,649	2,933,157	2,746,916	12	30
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	86,952	114,985	92,355	88,503	90,911	(99)	(4)
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	36,790	41,771	43,034	45,675	52,439	(48)	(30)
Total core loans	$29,108,500	$28,804,138	$28,363,712	$26,259,487	$25,402,132	4%	15%

Niche loans:
Commercial
Franchise	$1,262,555	$1,268,521	$1,191,686	$1,150,460	$1,122,302	(2)%	12%
Mortgage warehouse lines of credit	1,019,543	893,854	750,462	593,519	403,245	57	NM
Community Advantage - homeowners association	525,492	525,446	501,645	491,722	475,832	0	10
Insurance agency lending	1,070,979	1,044,329	1,048,686	1,030,119	964,022	10	11
Premium Finance receivables
U.S. property & casualty insurance	6,486,663	6,447,625	6,253,271	6,142,654	6,113,993	2	6
Canada property & casualty insurance	753,199	824,417	878,410	958,099	826,026	(35)	(9)
Life insurance	8,365,140	8,147,145	7,996,899	7,962,115	7,872,033	11	6
Consumer and other	116,319	99,562	82,676	87,356	51,121	68	NM
Total niche loans	$19,599,890	$19,250,899	$18,703,735	$18,416,044	$17,828,574	7%	10%

Total loans, net of unearned income	$48,708,390	$48,055,037	$47,067,447	$44,675,531	$43,230,706	6%	13%
(1)Annualized.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2024 (1)	Mar 31, 2024
Balance:
Non-interest-bearing	$11,201,859	$11,410,018	$10,739,132	$10,031,440	$9,908,183	(7)%	13%
NOW and interest-bearing demand deposits	6,340,168	5,865,546	5,466,932	5,053,909	5,720,947	33	11
Wealth management deposits (2)	1,408,790	1,469,064	1,303,354	1,490,711	1,347,817	(17)	5
Money market	18,074,733	17,975,191	17,713,726	16,320,017	15,617,717	2	16
Savings	6,576,251	6,372,499	6,183,249	5,882,179	5,959,774	13	10
Time certificates of deposit	9,968,237	9,420,031	9,998,573	9,270,770	7,894,420	24	26
Total deposits	$53,570,038	$52,512,349	$51,404,966	$48,049,026	$46,448,858	8%	15%
Mix:
Non-interest-bearing	21%	22%	21%	21%	21%
NOW and interest-bearing demand deposits	12	11	11	11	12
Wealth management deposits (2)	3	3	3	3	3
Money market	34	34	34	34	34
Savings	12	12	12	12	13
Time certificates of deposit	18	18	19	19	17
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), and trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of March 31, 2025

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit
1-3 months	$3,845,120	4.34%
4-6 months	2,345,184	3.81
7-9 months	2,694,739	3.72
10-12 months	711,206	3.62
13-18 months	210,063	3.03
19-24 months	87,336	2.72
24+ months	74,589	2.47
Total	$9,968,237	3.94%

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2025	2024	2024	2024	2024
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$3,520,048	$3,934,016	$2,413,728	$1,485,481	$1,254,332
Investment securities (2)	8,409,735	8,090,271	8,276,576	8,203,764	8,349,796
FHLB and FRB stock	281,702	271,825	263,707	253,614	230,648
Liquidity management assets (3)	$12,211,485	$12,296,112	$10,954,011	$9,942,859	$9,834,776
Other earning assets (3)(4)	13,140	20,528	17,542	15,257	15,081
Mortgage loans held-for-sale	286,710	378,707	376,251	347,236	290,275
Loans, net of unearned income (3)(5)	47,833,380	47,153,014	45,920,586	43,819,354	42,129,893
Total earning assets (3)	$60,344,715	$59,848,361	$57,268,390	$54,124,706	$52,270,025
Allowance for loan and investment security losses	(375,371)	(367,238)	(383,736)	(360,504)	(361,734)
Cash and due from banks	476,423	470,033	467,333	434,916	450,267
Other assets	3,661,275	3,642,949	3,563,296	3,294,066	3,244,137
Total assets	$64,107,042	$63,594,105	$60,915,283	$57,493,184	$55,602,695

NOW and interest-bearing demand deposits	$6,046,189	$5,601,672	$5,174,673	$4,985,306	$5,680,265
Wealth management deposits	1,574,480	1,430,163	1,362,747	1,531,865	1,510,203
Money market accounts	17,581,141	17,579,395	16,436,111	15,272,126	14,474,492
Savings accounts	6,479,444	6,288,727	6,096,746	5,878,844	5,792,118
Time deposits	9,406,126	9,702,948	9,598,109	8,546,172	7,148,456
Interest-bearing deposits	$41,087,380	$40,602,905	$38,668,386	$36,214,313	$34,605,534
Federal Home Loan Bank advances	3,151,309	3,160,658	3,178,973	3,096,920	2,728,849
Other borrowings	582,139	577,786	622,792	587,262	627,711
Subordinated notes	298,306	298,225	298,135	410,331	437,893
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$45,372,700	$44,893,140	$43,021,852	$40,562,392	$38,653,553
Non-interest-bearing deposits	10,732,156	10,718,738	10,271,613	9,879,134	9,972,646
Other liabilities	1,541,245	1,563,824	1,631,389	1,601,485	1,536,039
Equity	6,460,941	6,418,403	5,990,429	5,450,173	5,440,457
Total liabilities and shareholders’ equity	$64,107,042	$63,594,105	$60,915,283	$57,493,184	$55,602,695

Net free funds/contribution (6)	$14,972,015	$14,955,221	$14,246,538	$13,562,314	$13,616,472
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)Other earning assets include brokerage customer receivables and trading account securities.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2025	2024	2024	2024	2024
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$36,945	$46,308	$32,885	$19,748	$16,677
Investment securities	72,706	67,783	70,260	70,346	70,228
FHLB and FRB stock	5,307	5,157	5,451	4,974	4,478
Liquidity management assets (1)	$114,958	$119,248	$108,596	$95,068	$91,383
Other earning assets (1)	92	310	282	235	198
Mortgage loans held-for-sale	4,246	5,623	6,233	5,434	4,146
Loans, net of unearned income (1)	770,568	791,390	796,637	752,117	712,587
Total interest income	$889,864	$916,571	$911,748	$852,854	$808,314

Interest expense:
NOW and interest-bearing demand deposits	$33,600	$31,695	$30,971	$32,719	$34,896
Wealth management deposits	8,606	9,412	10,158	10,294	10,461
Money market accounts	146,374	159,945	167,382	155,100	137,984
Savings accounts	35,923	38,402	42,892	41,063	39,071
Time deposits	95,730	106,934	110,616	96,527	77,120
Interest-bearing deposits	$320,233	$346,388	$362,019	$335,703	$299,532
Federal Home Loan Bank advances	25,441	26,050	26,254	24,797	22,048
Other borrowings	6,792	7,519	9,013	8,700	9,248
Subordinated notes	3,714	3,733	3,712	5,185	5,487
Junior subordinated debentures	4,311	4,663	5,023	4,984	5,004
Total interest expense	$360,491	$388,353	$406,021	$379,369	$341,319

Less: Fully taxable-equivalent adjustment	(2,899)	(3,070)	(3,144)	(2,875)	(2,801)
Net interest income (GAAP) (2)	526,474	525,148	502,583	470,610	464,194
Fully taxable-equivalent adjustment	2,899	3,070	3,144	2,875	2,801
Net interest income, fully taxable-equivalent (non-GAAP) (2)	$529,373	$528,218	$505,727	$473,485	$466,995
(1)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	4.26%	4.68%	5.42%	5.35%	5.35%
Investment securities	3.51	3.33	3.38	3.45	3.38
FHLB and FRB stock	7.64	7.55	8.22	7.89	7.81
Liquidity management assets	3.82%	3.86%	3.94%	3.85%	3.74%
Other earning assets	2.84	6.01	6.38	6.23	5.25
Mortgage loans held-for-sale	6.01	5.91	6.59	6.29	5.74
Loans, net of unearned income	6.53	6.68	6.90	6.90	6.80
Total earning assets	5.98%	6.09%	6.33%	6.34%	6.22%

Rate paid on:
NOW and interest-bearing demand deposits	2.25%	2.25%	2.38%	2.64%	2.47%
Wealth management deposits	2.22	2.62	2.97	2.70	2.79
Money market accounts	3.38	3.62	4.05	4.08	3.83
Savings accounts	2.25	2.43	2.80	2.81	2.71
Time deposits	4.13	4.38	4.58	4.54	4.34
Interest-bearing deposits	3.16%	3.39%	3.72%	3.73%	3.48%
Federal Home Loan Bank advances	3.27	3.28	3.29	3.22	3.25
Other borrowings	4.73	5.18	5.76	5.96	5.92
Subordinated notes	5.05	4.98	4.95	5.08	5.04
Junior subordinated debentures	6.90	7.32	7.88	7.91	7.94
Total interest-bearing liabilities	3.22%	3.44%	3.75%	3.76%	3.55%

Interest rate spread (1)(2)	2.76%	2.65%	2.58%	2.58%	2.67%
Less: Fully taxable-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Net free funds/contribution (3)	0.80	0.86	0.93	0.94	0.92
Net interest margin (GAAP) (2)	3.54%	3.49%	3.49%	3.50%	3.57%
Fully taxable-equivalent adjustment	0.02	0.02	0.02	0.02	0.02
Net interest margin, fully taxable-equivalent (non-GAAP) (2)	3.56%	3.51%	3.51%	3.52%	3.59%
(1)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases and decreases of 100 and 200 basis points as compared to projected net interest income in a scenario with no assumed rate changes. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Mar 31, 2025	(1.8)%	(0.6)%	(0.2)%	(1.2)%
Dec 31, 2024	(1.6)	(0.6)	(0.3)	(1.5)
Sep 30, 2024	1.2	1.1	0.4	(0.9)
Jun 30, 2024	1.5	1.0	0.6	(0.0)
Mar 31, 2024	1.9	1.4	1.5	1.6

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Mar 31, 2025	0.2%	0.2%	(0.1)%	(0.5)%
Dec 31, 2024	(0.2)	(0.0)	0.0	(0.3)
Sep 30, 2024	1.6	1.2	0.7	0.5
Jun 30, 2024	1.2	1.0	0.9	1.0
Mar 31, 2024	0.8	0.6	1.3	2.0

As shown above, the magnitude of potential changes in net interest income in various interest rate scenarios has continued to remain relatively neutral. As the current interest rate cycle progressed, management took action to reposition its sensitivity to interest rates. To this end, management has executed various derivative instruments including collars and receive fixed swaps to hedge variable rate loan exposures and originated a higher percentage of its loan originations in longer-term fixed-rate loans. The Company will continue to monitor current and projected interest rates and may execute additional derivatives to mitigate potential fluctuations in the net interest margin in future periods.

TABLE 8: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or contractual maturity period
As of March 31, 2025	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$405,736	$3,600,171	$2,122,563	$20,444	$6,148,914
Variable rate	9,781,709	703	—	—	9,782,412
Total commercial	$10,187,445	$3,600,874	$2,122,563	$20,444	$15,931,326
Commercial real estate
Fixed rate	$658,413	$2,762,221	$365,181	$63,593	$3,849,408
Variable rate	9,054,583	10,843	67	—	9,065,493
Total commercial real estate	$9,712,996	$2,773,064	$365,248	$63,593	$12,914,901
Home equity
Fixed rate	$8,881	$838	$—	$17	$9,736
Variable rate	445,947	—	—	—	445,947
Total home equity	$454,828	$838	$—	$17	$455,683
Residential real estate
Fixed rate	$13,336	$4,473	$74,883	$1,055,143	$1,147,835
Variable rate	97,815	623,879	1,815,630	—	2,537,324
Total residential real estate	$111,151	$628,352	$1,890,513	$1,055,143	$3,685,159
Premium finance receivables - property & casualty
Fixed rate	$7,135,963	$103,899	$—	$—	$7,239,862
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$7,135,963	$103,899	$—	$—	$7,239,862
Premium finance receivables - life insurance
Fixed rate	$350,802	$207,832	$4,000	$4,248	$566,882
Variable rate	7,798,258	—	—	—	7,798,258
Total premium finance receivables - life insurance	$8,149,060	$207,832	$4,000	$4,248	$8,365,140
Consumer and other
Fixed rate	$44,731	$7,937	$883	$914	$54,465
Variable rate	61,854	—	—	—	61,854
Total consumer and other	$106,585	$7,937	$883	$914	$116,319

Total per category
Fixed rate	$8,617,862	$6,687,371	$2,567,510	$1,144,359	$19,017,102
Variable rate	27,240,166	635,425	1,815,697	—	29,691,288
Total loans, net of unearned income	$35,858,028	$7,322,796	$4,383,207	$1,144,359	$48,708,390
Less: Existing cash flow hedging derivatives (1)	(6,700,000)
Total loans repricing or maturing in one year or less, adjusted for cash flow hedging activity	$29,158,028

Variable Rate Loan Pricing by Index:
SOFR tenors (2)					$18,328,835
12- month CMT (3)					6,722,305
Prime					3,420,624
Fed Funds					819,437
Other U.S. Treasury tenors					190,187
Other					209,900
Total variable rate					$29,691,288
(1)Excludes cash flow hedges with future effective starting dates.
(2)SOFR - Secured Overnight Financing Rate.
(3)CMT - Constant Maturity Treasury Rate.

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to SOFR and CMT indices which, as shown in the table above, do not mirror the same changes as the Prime rate, which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $15.4 billion tied to one-month SOFR and $6.7 billion tied to twelve-month CMT. The above chart shows:

	Basis Point (bp) Change in
	1-month SOFR		12- month CMT		Prime
First Quarter 2025	(1)	bps	(13)	bps	0	bps
Fourth Quarter 2024	(52)		18		(50)
Third Quarter 2024	(49)		(111)		(50)
Second Quarter 2024	1		6		0
First Quarter 2024	(2)		24		0

TABLE 9: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2025	2024	2024	2024	2024
Allowance for credit losses at beginning of period	$437,060	$436,193	$437,560	$427,504	$427,612
Provision for credit losses - Other	23,963	16,979	6,787	40,061	21,673
Provision for credit losses - Day 1 on non-PCD assets acquired during the period	—	—	15,547	—	—
Initial allowance for credit losses recognized on PCD assets acquired during the period	—	—	3,004	—	—
Other adjustments	4	(187)	30	(19)	(31)
Charge-offs:
Commercial	9,722	5,090	22,975	9,584	11,215
Commercial real estate	454	1,037	95	15,526	5,469
Home equity	—	—	—	—	74
Residential real estate	—	114	—	23	38
Premium finance receivables - property & casualty	7,114	13,301	7,790	9,486	6,938
Premium finance receivables - life insurance	12	—	4	—	—
Consumer and other	147	189	154	137	107
Total charge-offs	17,449	19,731	31,018	34,756	23,841
Recoveries:
Commercial	929	775	649	950	479
Commercial real estate	12	172	30	90	31
Home equity	216	194	101	35	29
Residential real estate	136	0	5	8	2
Premium finance receivables - property & casualty	3,487	2,646	3,436	3,658	1,519
Premium finance receivables - life insurance	—	—	41	5	8
Consumer and other	29	19	21	24	23
Total recoveries	4,809	3,806	4,283	4,770	2,091
Net charge-offs	(12,640)	(15,925)	(26,735)	(29,986)	(21,750)
Allowance for credit losses at period end	$448,387	$437,060	$436,193	$437,560	$427,504

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.23%	0.11%	0.61%	0.25%	0.33%
Commercial real estate	0.01	0.03	0.00	0.53	0.19
Home equity	(0.20)	(0.18)	(0.10)	(0.04)	0.05
Residential real estate	(0.02)	0.01	0.00	0.00	0.01
Premium finance receivables - property & casualty	0.20	0.59	0.24	0.33	0.32
Premium finance receivables - life insurance	0.00	—	(0.00)	(0.00)	(0.00)
Consumer and other	0.45	0.63	0.63	0.56	0.42
Total loans, net of unearned income	0.11%	0.13%	0.23%	0.28%	0.21%

Loans at period end	$48,708,390	$48,055,037	$47,067,447	$44,675,531	$43,230,706
Allowance for loan losses as a percentage of loans at period end	0.78%	0.76%	0.77%	0.81%	0.81%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.92	0.91	0.93	0.98	0.99
PCD - Purchase Credit Deteriorated

TABLE 10: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2025	2024	2024	2024	2024
Provision for loan losses - Other	$26,826	$19,852	$6,782	$45,111	$26,159
Provision for credit losses - Day 1 on non-PCD assets acquired during the period	—	—	15,547	—	—
Provision for unfunded lending-related commitments losses - Other	(2,852)	(2,851)	17	(5,212)	(4,468)
Provision for held-to-maturity securities losses	(11)	(22)	(12)	162	(18)
Provision for credit losses	$23,963	$16,979	$22,334	$40,061	$21,673

Allowance for loan losses	$378,207	$364,017	$360,279	$363,719	$348,612
Allowance for unfunded lending-related commitments losses	69,734	72,586	75,435	73,350	78,563
Allowance for loan losses and unfunded lending-related commitments losses	447,941	436,603	435,714	437,069	427,175
Allowance for held-to-maturity securities losses	446	457	479	491	329
Allowance for credit losses	$448,387	$437,060	$436,193	$437,560	$427,504
PCD - Purchase Credit Deteriorated

TABLE 11: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of March 31, 2025, December 31, 2024 and September 30, 2024.

	As of Mar 31, 2025			As of Dec 31, 2024			As of Sep 30, 2024
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial:
Commercial, industrial and other	$15,931,326	$201,183	1.26%	$15,574,551	$175,837	1.13%	$15,247,693	$171,598	1.13%
Commercial real estate:
Construction and development	2,448,881	71,388	2.92	2,434,081	87,236	3.58	2,403,690	97,949	4.07
Non-construction	10,466,020	138,622	1.32	10,469,863	135,620	1.30	10,389,727	133,195	1.28
Total commercial real estate	$12,914,901	$210,010	1.63%	$12,903,944	$222,856	1.73%	$12,793,417	$231,144	1.81%
Total commercial and commercial real estate	$28,846,227	$411,193	1.43%	$28,478,495	$398,693	1.40%	$28,041,110	$402,742	1.44%
Home equity	455,683	9,139	2.01	445,028	8,943	2.01	427,043	8,823	2.07
Residential real estate	3,685,159	10,652	0.29	3,612,765	10,335	0.29	3,388,038	9,745	0.29
Premium finance receivables
Property and casualty insurance	7,239,862	15,310	0.21	7,272,042	17,111	0.24	7,131,681	13,045	0.18
Life insurance	8,365,140	729	0.01	8,147,145	709	0.01	7,996,899	698	0.01
Consumer and other	116,319	918	0.79	99,562	812	0.82	82,676	661	0.80
Total loans, net of unearned income	$48,708,390	$447,941	0.92%	$48,055,037	$436,603	0.91%	$47,067,447	$435,714	0.93%

Total core loans (1)	$29,108,500	$397,664	1.37%	$28,804,138	$392,319	1.36%	$28,363,712	$396,394	1.40%
Total niche loans (1)	19,599,890	50,277	0.26	19,250,899	44,284	0.23	18,703,735	39,320	0.21
(1)See Table 1 for additional detail on core and niche loans.

TABLE 12: LOAN PORTFOLIO AGING

(In thousands)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Loan Balances:
Commercial
Nonaccrual	$70,560	$73,490	$63,826	$51,087	$31,740
90+ days and still accruing	46	104	20	304	27
60-89 days past due	15,243	54,844	32,560	16,485	30,248
30-59 days past due	97,397	92,551	46,057	36,358	77,715
Current	15,748,080	15,353,562	15,105,230	14,050,228	13,363,751
Total commercial	$15,931,326	$15,574,551	$15,247,693	$14,154,462	$13,503,481
Commercial real estate
Nonaccrual	$26,187	$21,042	$42,071	$48,289	$39,262
90+ days and still accruing	—	—	225	—	—
60-89 days past due	6,995	10,521	13,439	6,555	16,713
30-59 days past due	83,653	30,766	48,346	38,065	32,998
Current	12,798,066	12,841,615	12,689,336	11,854,288	11,544,464
Total commercial real estate	$12,914,901	$12,903,944	$12,793,417	$11,947,197	$11,633,437
Home equity
Nonaccrual	$2,070	$1,117	$1,122	$1,100	$838
90+ days and still accruing	—	—	—	—	—
60-89 days past due	984	1,233	1,035	275	212
30-59 days past due	3,403	2,148	2,580	1,229	1,617
Current	449,226	440,530	422,306	353,709	337,682
Total home equity	$455,683	$445,028	$427,043	$356,313	$340,349
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$123,742	$156,756	$135,389	$134,178	$143,350
Nonaccrual	22,522	23,762	17,959	18,198	17,901
90+ days and still accruing	—	—	—	—	—
60-89 days past due	1,351	5,708	6,364	1,977	—
30-59 days past due	38,943	18,917	2,160	130	24,523
Current	3,498,601	3,407,622	3,226,166	2,912,852	2,704,492
Total residential real estate	$3,685,159	$3,612,765	$3,388,038	$3,067,335	$2,890,266
Premium finance receivables - property & casualty
Nonaccrual	$29,846	$28,797	$36,079	$32,722	$32,648
90+ days and still accruing	18,081	16,031	18,235	22,427	25,877
60-89 days past due	19,717	19,042	18,740	29,925	15,274
30-59 days past due	39,459	68,219	30,204	45,927	59,729
Current	7,132,759	7,139,953	7,028,423	6,969,752	6,806,491
Total Premium finance receivables - property & casualty	$7,239,862	$7,272,042	$7,131,681	$7,100,753	$6,940,019
Premium finance receivables - life insurance
Nonaccrual	$—	$6,431	$—	$—	$—
90+ days and still accruing	2,962	—	—	—	—
60-89 days past due	10,587	72,963	10,902	4,118	32,482
30-59 days past due	29,924	36,405	74,432	17,693	100,137
Current	8,321,667	8,031,346	7,911,565	7,940,304	7,739,414
Total Premium finance receivables - life insurance	$8,365,140	$8,147,145	$7,996,899	$7,962,115	$7,872,033
Consumer and other
Nonaccrual	$18	$2	$2	$3	$19
90+ days and still accruing	98	47	148	121	47
60-89 days past due	162	59	22	81	16
30-59 days past due	542	882	264	366	210
Current	115,499	98,572	82,240	86,785	50,829
Total consumer and other	$116,319	$99,562	$82,676	$87,356	$51,121
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$123,742	$156,756	$135,389	$134,178	$143,350
Nonaccrual	151,203	154,641	161,059	151,399	122,408
90+ days and still accruing	21,187	16,182	18,628	22,852	25,951
60-89 days past due	55,039	164,370	83,062	59,416	94,945
30-59 days past due	293,321	249,888	204,043	139,768	296,929
Current	48,063,898	47,313,200	46,465,266	44,167,918	42,547,123
Total loans, net of unearned income	$48,708,390	$48,055,037	$47,067,447	$44,675,531	$43,230,706
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 13: NON-PERFORMING ASSETS(1)

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2025	2024	2024	2024	2024
Loans past due greater than 90 days and still accruing:
Commercial	$46	$104	$20	$304	$27
Commercial real estate	—	—	225	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - property & casualty	18,081	16,031	18,235	22,427	25,877
Premium finance receivables - life insurance	2,962	—	—	—	—
Consumer and other	98	47	148	121	47
Total loans past due greater than 90 days and still accruing	21,187	16,182	18,628	22,852	25,951
Non-accrual loans:
Commercial	70,560	73,490	63,826	51,087	31,740
Commercial real estate	26,187	21,042	42,071	48,289	39,262
Home equity	2,070	1,117	1,122	1,100	838
Residential real estate	22,522	23,762	17,959	18,198	17,901
Premium finance receivables - property & casualty	29,846	28,797	36,079	32,722	32,648
Premium finance receivables - life insurance	—	6,431	—	—	—
Consumer and other	18	2	2	3	19
Total non-accrual loans	151,203	154,641	161,059	151,399	122,408
Total non-performing loans:
Commercial	70,606	73,594	63,846	51,391	31,767
Commercial real estate	26,187	21,042	42,296	48,289	39,262
Home equity	2,070	1,117	1,122	1,100	838
Residential real estate	22,522	23,762	17,959	18,198	17,901
Premium finance receivables - property & casualty	47,927	44,828	54,314	55,149	58,525
Premium finance receivables - life insurance	2,962	6,431	—	—	—
Consumer and other	116	49	150	124	66
Total non-performing loans	$172,390	$170,823	$179,687	$174,251	$148,359
Other real estate owned	22,625	23,116	13,682	19,731	14,538
Total non-performing assets	$195,015	$193,939	$193,369	$193,982	$162,897
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.44%	0.47%	0.42%	0.36%	0.24%
Commercial real estate	0.20	0.16	0.33	0.40	0.34
Home equity	0.45	0.25	0.26	0.31	0.25
Residential real estate	0.61	0.66	0.53	0.59	0.62
Premium finance receivables - property & casualty	0.66	0.62	0.76	0.78	0.84
Premium finance receivables - life insurance	0.04	0.08	—	—	—
Consumer and other	0.10	0.05	0.18	0.14	0.13
Total loans, net of unearned income	0.35%	0.36%	0.38%	0.39%	0.34%
Total non-performing assets as a percentage of total assets	0.30%	0.30%	0.30%	0.32%	0.28%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	296.25%	282.33%	270.53%	288.69%	348.98%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2025	2024	2024	2024	2024

Balance at beginning of period	$170,823	$179,687	$174,251	$148,359	$139,030
Additions from becoming non-performing in the respective period	27,721	30,931	42,335	54,376	23,142
Additions from assets acquired in the respective period	—	—	189	—	—
Return to performing status	(1,207)	(1,108)	(362)	(912)	(490)
Payments received	(15,965)	(12,219)	(10,894)	(9,611)	(8,336)
Transfer to OREO and other repossessed assets	—	(17,897)	(3,680)	(6,945)	(1,381)
Charge-offs, net	(8,600)	(5,612)	(21,211)	(7,673)	(14,810)
Net change for premium finance receivables	(382)	(2,959)	(941)	(3,343)	11,204
Balance at end of period	$172,390	$170,823	$179,687	$174,251	$148,359

Other Real Estate Owned

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2025	2024	2024	2024	2024
Balance at beginning of period	$23,116	$13,682	$19,731	$14,538	$13,309
Disposals/resolved	—	(8,545)	(9,729)	(1,752)	—
Transfers in at fair value, less costs to sell	—	17,979	3,680	6,945	1,436
Fair value adjustments	(491)	—	—	—	(207)
Balance at end of period	$22,625	$23,116	$13,682	$19,731	$14,538

	Period End
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Balance by Property Type:	2025	2024	2024	2024	2024
Residential real estate	$—	$—	$—	$161	$1,146
Commercial real estate	22,625	23,116	13,682	19,570	13,392
Total	$22,625	$23,116	$13,682	$19,731	$14,538

TABLE 14: NON-INTEREST INCOME

	Three Months Ended					Q1 2025 compared to Q4 2024		Q1 2025 compared to Q1 2024
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2025	2024	2024	2024	2024	$ Change	% Change	$ Change	% Change
Brokerage	$4,757	$5,328	$6,139	$5,588	$5,556	$(571)	(11)%	$(799)	(14)%
Trust and asset management	29,285	33,447	31,085	29,825	29,259	(4,162)	(12)	26	0
Total wealth management	34,042	38,775	37,224	35,413	34,815	(4,733)	(12)	(773)	(2)
Mortgage banking	20,529	20,452	15,974	29,124	27,663	77	0	(7,134)	(26)
Service charges on deposit accounts	19,362	18,864	16,430	15,546	14,811	498	3	4,551	31
Gains (losses) on investment securities, net	3,196	(2,835)	3,189	(4,282)	1,326	6,031	NM	1,870	NM
Fees from covered call options	3,446	2,305	988	2,056	4,847	1,141	50	(1,401)	(29)
Trading (losses) gains, net	(64)	(113)	(130)	70	677	49	(43)	(741)	NM
Operating lease income, net	15,287	15,327	15,335	13,938	14,110	(40)	(0)	1,177	8
Other:
Interest rate swap fees	2,269	3,360	2,914	3,392	2,828	(1,091)	(32)	(559)	(20)
BOLI	796	1,236	1,517	1,351	1,651	(440)	(36)	(855)	(52)
Administrative services	1,393	1,347	1,450	1,322	1,217	46	3	176	14
Foreign currency remeasurement (losses) gains	(183)	(682)	696	(145)	(1,171)	499	(73)	988	(84)
Changes in fair value on EBOs and loans held-for-investment	383	129	518	604	(439)	254	NM	822	NM
Early pay-offs of capital leases	768	514	532	393	430	254	49	338	79
Miscellaneous	15,410	14,772	16,510	22,365	37,815	638	4	(22,405)	(59)
Total Other	20,836	20,676	24,137	29,282	42,331	160	1	(21,495)	(51)
Total Non-Interest Income	$116,634	$113,451	$113,147	$121,147	$140,580	$3,183	3%	$(23,946)	(17)%
NM - Not meaningful.
BOLI- Bank-owned life insurance.
EBO- Early buy-out.

TABLE 15: MORTGAGE BANKING

	Three Months Ended
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Originations:
Retail originations	$348,468	$483,424	$527,408	$544,394	$331,504
Veterans First originations	111,985	176,914	239,369	177,792	144,109
Total originations for sale (A)	$460,453	$660,338	$766,777	$722,186	$475,613
Originations for investment	217,177	355,119	218,984	275,331	169,246
Total originations	$677,630	$1,015,457	$985,761	$997,517	$644,859
As a percentage of originations for sale:
Retail originations	76%	73%	69%	75%	70%
Veterans First originations	24	27	31	25	30
Purchases	77%	65%	72%	83%	75%
Refinances	23	35	28	17	25
Production Margin:
Production revenue (B) (1)	$9,941	$6,993	$13,113	$14,990	$13,435
Total originations for sale (A)	$460,453	$660,338	$766,777	$722,186	$475,613
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	197,297	103,946	272,072	222,738	207,775
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	103,946	272,072	222,738	207,775	119,624
Total mortgage production volume (C)	$553,804	$492,212	$816,111	$737,149	$563,764
Production margin (B / C)	1.80%	1.42%	1.61%	2.03%	2.38%
Mortgage Servicing:
Loans serviced for others (D)	$12,402,352	$12,400,913	$12,253,361	$12,211,027	$12,051,392
Mortgage Servicing Rights (“MSR”), at fair value (E)	196,307	203,788	186,308	204,610	201,044
Percentage of MSRs to loans serviced for others (E / D)	1.58%	1.64%	1.52%	1.68%	1.67%
Servicing income	$10,611	$10,731	$10,809	$10,586	$10,498
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$203,788	$186,308	$204,610	$201,044	$192,456
MSR - current period capitalization	4,669	10,010	6,357	8,223	5,379
MSR - collection of expected cash flows - paydowns	(1,590)	(1,463)	(1,598)	(1,504)	(1,444)
MSR - collection of expected cash flows - payoffs and repurchases	(3,046)	(4,315)	(5,730)	(4,030)	(2,942)
MSR - changes in fair value model assumptions	(7,514)	13,248	(17,331)	877	7,595
MSR Fair Value at end of period	$196,307	$203,788	$186,308	$204,610	$201,044
Summary of Mortgage Banking Revenue:
Operational:
Production revenue (1)	$9,941	$6,993	$13,113	$14,990	$13,435
MSR - Current period capitalization	4,669	10,010	6,357	8,223	5,379
MSR - Collection of expected cash flows - paydowns	(1,590)	(1,463)	(1,598)	(1,504)	(1,444)
MSR - Collection of expected cash flows - pay offs	(3,046)	(4,315)	(5,730)	(4,030)	(2,942)
Servicing Income	10,611	10,731	10,809	10,586	10,498
Other Revenue	(172)	(51)	(67)	112	(91)
Total operational mortgage banking revenue	$20,413	$21,905	$22,884	$28,377	$24,835
Fair Value:
MSR - changes in fair value model assumptions	$(7,514)	$13,248	$(17,331)	$877	$7,595
Gain (loss) on derivative contract held as an economic hedge, net	4,897	(11,452)	6,892	(772)	(2,577)
Changes in FV on early buy-out loans guaranteed by US Govt (HFS)	2,733	(3,249)	3,529	642	(2,190)
Total fair value mortgage banking revenue	$116	$(1,453)	$(6,910)	$747	$2,828
Total mortgage banking revenue	$20,529	$20,452	$15,974	$29,124	$27,663
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 16: NON-INTEREST EXPENSE

	Three Months Ended					Q1 2025 compared to Q4 2024		Q1 2025 compared to Q1 2024
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2025	2024	2024	2024	2024	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$123,917	$120,969	$118,971	$113,860	$112,172	$2,948	2%	$11,745	10%
Commissions and incentive compensation	52,536	54,792	57,575	52,151	51,001	(2,256)	(4)	1,535	3
Benefits	35,073	36,372	34,715	32,530	32,000	(1,299)	(4)	3,073	10
Total salaries and employee benefits	211,526	212,133	211,261	198,541	195,173	(607)	(0)	16,353	8
Software and equipment	34,717	34,258	31,574	29,231	27,731	459	1	6,986	25
Operating lease equipment	10,471	10,263	10,518	10,834	10,683	208	2	(212)	(2)
Occupancy, net	20,778	20,597	19,945	19,585	19,086	181	1	1,692	9
Data processing	11,274	10,957	9,984	9,503	9,292	317	3	1,982	21
Advertising and marketing	12,272	13,097	18,239	17,436	13,040	(825)	(6)	(768)	(6)
Professional fees	9,044	11,334	9,783	9,967	9,553	(2,290)	(20)	(509)	(5)
Amortization of other acquisition-related intangible assets	5,618	5,773	4,042	1,122	1,158	(155)	(3)	4,460	NM
FDIC insurance	10,926	10,640	10,512	10,429	9,381	286	3	1,545	16
FDIC insurance - special assessment	—	—	—	—	5,156	—	—	(5,156)	(100)
OREO expense, net	643	397	(938)	(259)	392	246	62	251	64
Other:
Lending expenses, net of deferred origination costs	5,866	6,448	4,995	5,335	5,078	(582)	(9)	788	16
Travel and entertainment	5,270	8,140	5,364	5,340	4,597	(2,870)	(35)	673	15
Miscellaneous	27,685	24,502	25,408	23,289	22,825	3,183	13	4,860	21
Total other	38,821	39,090	35,767	33,964	32,500	(269)	(1)	6,321	19
Total Non-Interest Expense	$366,090	$368,539	$360,687	$340,353	$333,145	$(2,449)	(1)%	$32,945	10%
NM - Not meaningful.

TABLE 17: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, and pre-tax income, excluding provision for credit losses. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis (“FTE”). In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, as a useful measurement of the Company’s core net income.

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars and shares in thousands)	2025	2024	2024	2024	2024
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$886,965	$913,501	$908,604	$849,979	$805,513
Taxable-equivalent adjustment:
- Loans	2,206	2,352	2,474	2,305	2,246
- Liquidity Management Assets	690	716	668	567	550
- Other Earning Assets	3	2	2	3	5
(B) Interest Income (non-GAAP)	$889,864	$916,571	$911,748	$852,854	$808,314
(C) Interest Expense (GAAP)	360,491	388,353	406,021	379,369	341,319
(D) Net Interest Income (GAAP) (A minus C)	$526,474	$525,148	$502,583	$470,610	$464,194
(E) Net Interest Income (non-GAAP) (B minus C)	$529,373	$528,218	$505,727	$473,485	$466,995
Net interest margin (GAAP)	3.54%	3.49%	3.49%	3.50%	3.57%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.56	3.51	3.51	3.52	3.59
(F) Non-interest income	$116,634	$113,451	$113,147	$121,147	$140,580
(G) Gains (losses) on investment securities, net	3,196	(2,835)	3,189	(4,282)	1,326
(H) Non-interest expense	366,090	368,539	360,687	340,353	333,145
Efficiency ratio (H/(D+F-G))	57.21%	57.46%	58.88%	57.10%	55.21%
Efficiency ratio (non-GAAP) (H/(E+F-G))	56.95	57.18	58.58	56.83	54.95

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars and shares in thousands)	2025	2024	2024	2024	2024
Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$6,600,537	$6,344,297	$6,399,714	$5,536,628	$5,436,400
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
Less: Intangible assets (GAAP)	(913,004)	(918,632)	(924,646)	(676,562)	(677,911)
(I) Total tangible common shareholders’ equity (non-GAAP)	$5,275,033	$5,013,165	$5,062,568	$4,447,566	$4,345,989
(J) Total assets (GAAP)	$65,870,066	$64,879,668	$63,788,424	$59,781,516	$57,576,933
Less: Intangible assets (GAAP)	(913,004)	(918,632)	(924,646)	(676,562)	(677,911)
(K) Total tangible assets (non-GAAP)	$64,957,062	$63,961,036	$62,863,778	$59,104,954	$56,899,022
Common equity to assets ratio (GAAP) (L/J)	9.4%	9.1%	9.4%	8.6%	8.7%
Tangible common equity ratio (non-GAAP) (I/K)	8.1	7.8	8.1	7.5	7.6

Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$6,600,537	$6,344,297	$6,399,714	$5,536,628	$5,436,400
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$6,188,037	$5,931,797	$5,987,214	$5,124,128	$5,023,900
(M) Actual common shares outstanding	66,919	66,495	66,482	61,760	61,737
Book value per common share (L/M)	$92.47	$89.21	$90.06	$82.97	$81.38
Tangible book value per common share (non-GAAP) (I/M)	78.83	75.39	76.15	72.01	70.40

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$182,048	$178,371	$163,010	$145,397	$180,303
Add: Intangible asset amortization	5,618	5,773	4,042	1,122	1,158
Less: Tax effect of intangible asset amortization	(1,421)	(1,547)	(1,087)	(311)	(291)
After-tax intangible asset amortization	$4,197	$4,226	$2,955	$811	$867
(O) Tangible net income applicable to common shares (non-GAAP)	$186,245	$182,597	$165,965	$146,208	$181,170
Total average shareholders’ equity	$6,460,941	$6,418,403	$5,990,429	$5,450,173	$5,440,457
Less: Average preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(P) Total average common shareholders’ equity	$6,048,441	$6,005,903	$5,577,929	$5,037,673	$5,027,957
Less: Average intangible assets	(916,069)	(921,438)	(833,574)	(677,207)	(678,731)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$5,132,372	$5,084,465	$4,744,355	$4,360,466	$4,349,226
Return on average common equity, annualized (N/P)	12.21%	11.82%	11.63%	11.61%	14.42%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	14.72	14.29	13.92	13.49	16.75

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income:
Income before taxes	$253,055	$253,081	$232,709	$211,343	$249,956
Add: Provision for credit losses	23,963	16,979	22,334	40,061	21,673
Pre-tax income, excluding provision for credit losses (non-GAAP)	$277,018	$270,060	$255,043	$251,404	$271,629

WINTRUST SUBSIDIARIES

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC) that operates bank retail locations in the greater Chicago, southern Wisconsin, west Michigan, northwest Indiana, and southwest Florida market areas. Its 16 community bank subsidiaries are: Barrington Bank & Trust Company, N.A., Beverly Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Lake Forest Bank & Trust Company, N.A., Libertyville Bank & Trust Company, N.A., Macatawa Bank, N.A., Northbrook Bank & Trust Company, N.A., Old Plank Trail Community Bank, N.A., Schaumburg Bank & Trust Company, N.A., St. Charles Bank & Trust Company, N.A., State Bank of The Lakes, N.A., Town Bank, N.A., Village Bank & Trust, N.A., Wheaton Bank & Trust Company, N.A., and Wintrust Bank, N.A.

Additionally, the Company operates various non-bank businesses:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.
•Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•Wintrust Private Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2024 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government debt default or rating downgrade, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. or international trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;

•commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;
•adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•the impact of the Company’s transition from LIBOR to an alternative benchmark rate for current and future transactions;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;
•changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;

•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;
•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Tuesday, April 22, 2025 at 9:00 a.m. (CDT) regarding first quarter 2025 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the Conference Call Link included within the Company’s press release dated March 31, 2025 available at the Investor Relations, Investor News and Events, Press Releases link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the first quarter 2025 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.